Exhibit 10.6

AMENDMENT NO. 1 TO PROMISSORY NOTE

THIS AMENDMENT NO. 1 TO PROMISSORY NOTE (this “Amendment”) is made as of February 11, 2021 (the “Effective Date”), by and among Dragoneer Growth Opportunities Corp. III, a Cayman Islands exempted company and blank check company (the “Maker”), and Dragoneer Growth Opportunities Holdings III, a Cayman Islands limited liability company, or its registered assigns or successors in interest (the “Payee”).

RECITALS

WHEREAS, the Maker sold and issued Promissory Note in the aggregate principal amount of $300,000 to the Payee on September 29, 2020 ( the “Note”); and

WHEREAS, the Maker and the Payee desire to amend the maturity date of the Note.

NOW, THEREFORE, Maker and Payee agree as follows:

1. Amendment.

1.1 Section 1 is hereby deleted in its entirety and replaced with the following:

“The principal balance of this Note shall be payable by the Maker on the earlier of: (i) May 31, 2021, or (ii) the date on which Maker consummates an initial public offering of its securities (the “IPO”).The principal balance may be prepaid at any time. Under no circumstances shall any individual, including but not limited to any officer, director, employee or shareholder of the Maker, be obligated personally for any obligations or liabilities of the Maker hereunder.”

1.2 Section 3 is hereby deleted in its entirety and replaced with the following:

“Maker and Payee agree that Maker may request up to Three Hundred Thousand Dollars ($300,000) for costs reasonably related to Maker’s initial public offering of its securities. The principal of this Note may be drawn down from time to time prior to the earlier of: (i) May 31, 2021, or (ii) the date on which Maker consummates an initial public offering of its securities, upon written request from Maker to Payee (each, a “Drawdown Request”). Each Drawdown Request must state the amount to be drawn down, and must not be an amount less than One Thousand Dollars ($1,000) unless agreed upon by Maker and Payee. Payee shall fund each Drawdown Request no later than one (1) business day after receipt of a Drawdown Request; provided, however, that the maximum amount of drawdowns collectively under this Note is Three Hundred Thousand Dollars ($300,000). No fees, payments or other amounts shall be due to Payee in connection with, or as a result of, any Drawdown Request by Maker.”

2. No Further Modification. Nothing in this Amendment shall alter or modify any other provision of the Notes, except as expressly provided herein.

3. Governing Law. This Amendment shall be governed by and construed in accordance with, the laws of New York without regard to conflict of laws principles thereof.

4. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the Maker has executed this Amendment as of the date first set forth above.

DRAGONEER GROWTH OPPORTUNITIES CORP. III

By:	/s/ Pat Robertson
Name:	Pat Robertson
Title:	Chief Operating Officer

Acknowledged and agreed to as of the date first set forth above:

DRAGONEER GROWTH OPPORTUNITIES HOLDINGS III

By:	/s/ Pat Robertson
Name:	Pat Robertson
Title:	Manager